                                                                     EXHIBIT 5.1

                              Hunton & Williams
                             Post Office Box 951
                          Knoxville, Tennessee 37901
                             900 South Gay Street
                          Knoxville, Tennessee 37902
                           Telephone (423) 549-7700
                          Telecopier (423) 549-7704

                               January 8, 1997

RFS Hotel Investors, Inc.
889 Ridge Lake Boulevard
Suite 100
Memphis, Tennessee 38120

Gentlemen:

        We have acted as counsel for RFS Hotel Investors, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") dated January 8, 1997 and filed under the Securities Act of 1933, as amended, with respect to up to 2,000,000 shares of the Company's common stock, $.01 par value (the "Plan Shares") in connection with the Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") as referenced in the Registration Statement.

        In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

        Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

        1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee.

        2. The Plan Shares covered by the Registration Statement have been validly authorized and, upon issuance and sale as described in the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Hunton & Williams